ASSIGNMENT OF CONTRACTS

THIS ASSIGNMENT OF CONTRACTS (the “Assignment”) is made as of the 8th day of June 2007 by Triple Net Properties, LLC, a Virginia limited liability company (“Assignor”) to NNN Healthcare/Office REIT Triumph, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A. Assignor and First Colony Investments, L.L.P., a Texas limited liability partnership, entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated as of April 2007 with respect to certain property known as Triumph Hospital Southwest (“Southwest Contract”).

B. Assignor and Hollow Tree, L.L.P., a Texas limited liability partnership, entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated as of April 2007 with respect to certain property known as Triumph Hospital Northwest located in Harris County, Texas (“Northwest Contract”, and together with the Southwest Contract, the “Contracts”). Assignor desires to assign all of its rights, title and interest in and to the Contracts to Assignee.

AGREEMENT

FOR and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns all of its rights, title and interest in and to the Contracts to Assignee.

Assignee by its execution of this Assignment hereby assumes all of Assignor’s obligations under the Contracts.

[SIGNATURES TO FOLLOW]

WITNESS the following signatures:

ASSIGNOR:	Triple Net Properties, LLC,

a Virginia limited liability company

	By:	/s/ Jack Maurer

	Name:	Jack Maurer

	Title:	Executive Vice President

ASSIGNEE:	NNN Healthcare/Office REIT Triumph, LLC,

a Delaware limited liability company

	By:	NNN Healthcare/Office REIT Holdings, L.P.,

	Its:	a Delaware limited partnership Sole Member

		By: Its:	NNN Healthcare/Office REIT, Inc., a Maryland corporation General Partner

		By:	/s/ Shannon K.S. Johnson

		Name:	Shannon K.S. Johnson

		Title:	Chief Financial Officer

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